UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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REGIONAL HEALTH PROPERTIES, INC.
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REGIONAL HEALTH PROPERTIES, INC.
454 Satellite Boulevard
Suite 100
Suwanee, Georgia 30024
November 14, 2017
Dear Regional Health Properties Shareholders:
It is my pleasure to invite you to attend this year’s Annual Meeting of Shareholders, which will be held on Wednesday, December 20, 2017, at Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia, at 10:00 a.m., local time. We look forward to personally seeing as many of our shareholders as possible.
The Notice of 2017 Annual Meeting of Shareholders and the accompanying proxy statement provide information concerning matters to be considered and voted on at the Annual Meeting. At the Annual Meeting, we also will report on our business and other matters of current interest to our shareholders and respond to appropriate questions.
Whether or not you expect to attend the Annual Meeting, we urge you to vote by completing and returning your proxy card or voting instruction form. You also may vote your shares over the Internet or by telephone as described on your proxy card or voting instruction form. If you attend the Annual Meeting, then you may revoke the proxy and vote your shares in person.
Thank you for your continued interest in Regional Health Properties.

Sincerely,
Brent Morrison
Interim Chief Executive Officer

REGIONAL HEALTH PROPERTIES, INC.
454 Satellite Boulevard
Suite 100
Suwanee, Georgia 30024

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 20, 2017

DATE AND TIME	Wednesday, December 20, 2017, at 10:00 a.m. local time
PLACE	Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia
ITEMS OF BUSINESS
•    To elect the three director nominees named in the accompanying proxy statement to serve until our 2018 Annual Meeting of Shareholders (Proposal 1);
•    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2); and
•    To transact such other business as may properly come before the 2017 Annual Meeting and any adjournments and postponements thereof.

RECORD DATE
November 8, 2017. Only shareholders of record of our common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the 2017 Annual Meeting and any adjournments or postponements thereof.

ANNUAL REPORT	Our Annual Report on Form 10-K for the year ended December 31, 2016 accompanies the proxy statement.
PROXY VOTING
Even if you plan to attend the 2017 Annual Meeting in person, we urge you to vote by proxy as soon as possible. You may vote by telephone, over the Internet or by mail by following the instructions on your proxy card or voting instruction form. You may vote in person at the 2017 Annual Meeting even if you have previously returned a proxy.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Shareholders to be Held on Wednesday, December 20, 2017:  This notice, the accompanying proxy statement, the form of proxy card and the Annual Report on Form 10-K for the year ended December 31, 2016 are available free of charge at http://www.cstproxy.com/regionalhealthproperties/2017.

By Order of the Board of Directors,
Nicole Parker
Corporate Secretary
Suwanee, Georgia
November 14, 2017

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Page
ADDITIONAL INFORMATION
Other Business for Presentation at the Annual Meeting	33
2016 Annual Report	33
Shareholder Proposals for Inclusion in the 2018 Proxy Statement	33
Procedures for Business Matters and Director Nominations for Consideration at the 2018 Annual Meeting	33

EXPLANATORY NOTE

On September 29, 2017, AdCare Health Systems, Inc. (“AdCare”) merged with and into its wholly owned subsidiary, Regional Health Properties, Inc. (“Regional”), with Regional as the surviving corporation in the merger. The merger occurred pursuant to an Agreement and Plan of Merger, dated as of July 7, 2017 (the “merger agreement”), and was approved by the requisite vote of shareholders at a special meeting of the shareholders of AdCare held on September 20, 2017. Immediately after the merger, Regional succeeded to and continued the business and assumed the obligations of AdCare immediately prior to the merger.

Except as otherwise indicated or the context otherwise requires, as used in this proxy statement, the terms the “Company,” “we,” “our,” and “us” refer to: (i) from and after the effective time of the merger, Regional Health Properties, Inc., as the successor company to AdCare, and its subsidiaries; and (ii) prior to the effective time of the merger, AdCare Health Systems, Inc., as the predecessor company to Regional, and its subsidiaries.

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REGIONAL HEALTH PROPERTIES, INC.
454 Satellite Boulevard
Suite 100
Suwanee, Georgia 30024

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING

Regional Health Properties, Inc. is furnishing this proxy statement in connection with the solicitation by its Board of Directors (the “Board of Directors” or the “Board”) of proxies for the Company’s 2017 Annual Meeting of Shareholders, and any adjournments and postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2017 Annual Meeting of Shareholders. The Annual Meeting will be held on Wednesday, December 20, 2017, at Sonesta Gwinnett Place Atlanta located at 1775 Pleasant Hill Road, Duluth, Georgia, at 10:00 a.m., local time.
Proxies are solicited by the Board to give all shareholders of record and entitled to vote at the Annual Meeting an opportunity to vote on the proposals to be presented at the Annual Meeting, even if they cannot attend the Annual Meeting in person. We have designated Brent Morrison, our Interim Chief Executive Officer, and E. Clinton Cain, our Interim Chief Financial Officer (hereafter, the “Proxy Holders”), to vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies.
As permitted by the rules of the Securities and Exchange Commission (“SEC”), we have elected to send you this full set of proxy materials, including a proxy card, and additionally to notify you of the availability of these proxy materials on the Internet. The Notice of 2017 Annual Meeting of Shareholders, this proxy statement, the form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”), are available free of charge at http://www.cstproxy.com/regionalhealthproperties/2017. We expect to mail this proxy statement and accompanying form of proxy card to shareholders of record beginning on November 17, 2017.
Who is entitled to vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you were a holder of record of Regional’s common stock (the “common stock”) at the close of business on November 8, 2017 (the “record date”). Holders of record of the common stock are entitled to vote on all matters coming before the Annual Meeting. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.
Holders of Regional’s 10.875% Series A Cumulative Redeemable Shares are not entitled to receive notice of, or vote at, the Annual Meeting.
How many votes am I entitled to for each share I hold?
Each share of common stock is entitled to one vote on each of the director nominees and one vote on each other matter presented at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?
A quorum is required to hold the Annual Meeting and conduct business. The presence at the Annual Meeting, in person or by proxy, of shareholders holding at least a majority of the common stock outstanding as of the close of business on the record date will constitute a quorum for purposes of holding and conducting business at the Annual Meeting. As of the November 8, 2017 record date, we had 19,878,908 shares of common stock outstanding - meaning that 9,939,455 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. For purposes of determining whether a quorum exists, broker non-votes (as described below) and proxies received but marked “ABSTAIN” will be counted.
If a quorum is not present at the scheduled time of the Annual Meeting, then we may adjourn or postpone the Annual Meeting until a quorum is present. Any adjournment or postponement of the Annual Meeting may be made from time to time by the affirmative vote of at least a majority of the voting shares represented in person or by proxy at the Annual Meeting. Any adjournment or postponement of the Annual Meeting because of the absence of a quorum will be voted upon by the Proxy Holders pursuant to the discretionary authority granted to them by the proxy card. The time and place of the adjourned or postponed Annual Meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days or the Board fixes a new record date for the adjourned or postponed Annual Meeting, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the Annual Meeting.

What matters will be voted on at the Annual Meeting?
Holders of the common stock are being asked to vote on the following proposals:

•	Election of the three director nominees named this proxy statement to serve until the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) (Proposal 1); and

•	Ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2).

Your proxy also will give the Proxy Holders the authority to vote on any other business on which you are entitled to vote and which properly comes before the Annual Meeting and all adjournments or postponements thereof.
What vote is required to approve each proposal, and how will my vote be counted?

Proposal 1:	Election of the three director nominees named in this proxy statement to serve until the 2018 Annual Meeting
With respect to the election of directors, you may vote “FOR” or “WITHHOLD” for each director nominee. The three director nominees receiving the highest number of votes cast will be elected. This number is called a “plurality.” Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 2:    Ratification of the appointment of KPMG as our independent registered public accounting firm
With respect to this proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Approval of this proposal requires that the votes cast in favor of this proposal exceed the votes cast against this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

How does the Board recommend that I vote?
The Board recommends that you vote:

•	“FOR” the election of the three director nominees named in this proxy statement to serve until the 2018 Annual Meeting (Proposal 1); and

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2).

What happens if a director nominee is unable to stand for election?
If a director nominee is unable to stand for election, then the Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. If the Board designates a substitute nominee, then shares represented by proxies voted for the director nominee unable to stand for election will be voted for the substitute nominee. At the time this proxy statement was printed, the Board was unaware of an director nominee who is unable to stand for election.
How will a proposal or other matter that was not included in this Proxy Statement be handled for voting purposes if it is raised at the Annual Meeting?
If any matter that is not described in this proxy statement should properly come before the Annual Meeting, then the Proxy Holders will vote the shares represented by valid proxies in their discretion. At the time this proxy statement was printed, the Board was unaware of any other matters that might be properly brought for shareholder action at the Annual Meeting.
What is the difference between a shareholder of record and a shareholder who holds shares in “street name”?
If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock”), then you are considered a shareholder of record of the common stock with respect to those shares. Shareholders of record of the common stock will receive proxy materials, including a proxy card, by mail.
Your shares are held in “street name” if they are held in the name of, or through, a broker, bank or other nominee and, in such case, you are the “beneficial holder” of the shares held for you. Beneficial holders of shares will receive from their broker, bank or other nominee instructions regarding how to vote their shares.
How do I vote?
If you are a shareholder of record, meaning that your shares are registered directly in your name and are not held through a broker, bank or other nominee, then you have four voting options. You may vote your shares in any one of the following ways:

•	Vote by phone using the toll-free number shown on your proxy card;

•	Vote over the Internet on the website shown on your proxy card;

•	Mark, sign, date and return your proxy card in the postage-paid envelope; or

•	Vote in person at the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares as soon as possible by proxy.
If your shares are held in street name, meaning that your shares are held in the name of, or through, a broker, bank or other nominee, then you should refer to the instructions provided by your broker, bank or other nominee regarding how to vote your shares or how to revoke previously given voting instructions. The availability of Internet and telephone voting depends on the voting processes offered by your broker, bank or other nominee. As a beneficial holder of shares, you have the right to direct how your broker, bank or other nominee votes your shares.

If your shares are held in street name, then to be able to vote your shares in person at the Annual Meeting you must obtain a legal proxy from your bank, broker or other nominee that specifies the number of shares you owned at the close of business on the record date and bring the legal proxy with you to the Annual Meeting.
If you have questions regarding how to vote, call our Corporate Secretary at (678) 368-4381.
Will my shares be voted if I do not vote using one of the methods described in my proxy card or voting instruction form or if I do not vote in person at the Annual Meeting?
If you are a shareholder of record and you do not complete, sign and return your proxy card, vote by telephone, vote over the Internet or attend the Annual Meeting and vote in person, then your shares will not be voted and will not count in deciding the matters presented for shareholder consideration at the Annual Meeting.
If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee before the Annual Meeting, then your broker, bank or other nominee may vote your shares on your behalf under certain limited circumstances, in accordance with New York Stock Exchange (“NYSE”) rules that govern banks and brokers. These circumstances include voting your shares on “routine matters” such as Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm). Therefore, with respect to Proposal 2, if you do not vote your shares, then your broker, bank or other nominee may vote your shares on your behalf or leave your shares unvoted.
Proposal 1 (the election of directors) is not considered a routine matter under NYSE rules. When a proposal is not a routine matter and the broker, bank or other nominee has not received voting instructions from the beneficial holder of the shares with respect to that proposal, then the broker, bank or other nominee cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.
We encourage beneficial holders to provide instructions to their broker, bank or other nominee by voting their proxy. This action ensures their shares will be voted at the Annual Meeting in accordance with their wishes.
What if I sign and return my proxy card, vote by telephone or vote over the Internet but do not specify how I want to vote?
If you sign and return your proxy card, or complete the Internet or telephone voting procedure, but do not specify how you want to vote your shares, then we will vote them as follows:

•	“FOR” the election of the three director nominees named in this proxy statement to serve until the 2018 Annual Meeting (Proposal 1); and

•	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2).

Can I change my vote or revoke my proxy?
If you are a shareholder of record, then you can change your vote within the regular voting deadlines by voting again by telephone or over the Internet, by completing, signing and returning a later dated proxy or by attending the Annual Meeting and voting in person. If you are a shareholder of record, then you also can revoke your proxy by delivering a written notice of your revocation to the Corporate Secretary at Regional Health Properties, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.
If your shares are held in street name, then you should refer to the instructions provided by your broker, bank or other nominee regarding how to revoke your previously provided voting instructions.

Who will count the votes?
A representative of Continental Stock will act as the inspector of election and count the votes.
What do I need to do if I want to attend the Annual Meeting?
You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to shareholders or their designated representatives. If your shares are held by a bank, broker or other nominee, then you must bring your bank, broker or nominee statement evidencing your beneficial ownership as of the record date to gain admission to the Annual Meeting. We reserve the right to limit the number of designated representatives who may attend the Annual Meeting.
Who is soliciting proxies and what is the cost?
The Board is soliciting your proxy. The expense of preparing and printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Solicitation will be made principally by mail. In addition to soliciting shareholders by mail, we will request banks, brokers and other custodians, nominees, and fiduciaries to forward solicitation materials or send a voting instruction form to the beneficial holders of shares held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. We may use the services of our directors, officers and other Company employees, who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.
Are you “householding” for shareholders sharing the same address?
We are sending only one 2016 Annual Report and one proxy statement to shareholders who share a single address. This is known as “householding.” However, if a shareholder of record residing at such an address wishes to receive a separate 2016 Annual Report or this proxy statement, he or she may contact Continental Stock by phone at (917) 262-2373, by e-mail at www.proxy@continentalstock.com or by mail at the following address: 1 State Street 30th Floor, New York, New York 10004. Shareholders of record who receive multiple copies of the 2016 Annual Report or this proxy statement may request householding by contacting Continental Stock using the preceding options. Beneficial holders who own shares through a broker, bank or other nominee may request householding by contacting the holder of record.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Shareholders to be Held on December 20, 2017: This Proxy Statement, the form of proxy card and the 2016 Annual Report are available free of charge at http://www.cstproxy.com/regionalhealthproperties/2017.

PROPOSAL 1:
ELECTION OF DIRECTORS
General

The Board currently consists of five directors, including four independent directors. Our Amended and Restated Bylaws (“Bylaws”) provide that the number of directors shall be no less than three and no greater than twelve as may be determined by resolution of the Board from time to time. By resolution, the Board has fixed the number of directors at five until the Annual Meeting, at which time such number shall be reduced to three. Thomas Knaup and Brian Szames, two of our current directors, will not stand for re-election at the Annual Meeting because: (i) the Nominating and Corporate Governance Committee of the Board (“Nominating Committee”) recommended that Mr. Knaup not stand for re-election; and (ii) Mr. Szames declined to stand for re-election in order to pursue other opportunities.

Our Amended and Restated Articles of Incorporation (“Articles”) and Bylaws provide that each director shall be elected at each annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Director Nominees

We ask that our shareholders elect as directors at the Annual Meeting each of the three director nominees named below to serve until the 2018 Annual Meeting and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Certain information about each director nominee’s experience, qualifications and skills are set forth below.

Name	Age	Occupation	Independent	Director Since	Committee Memberships
Michael J. Fox*	40	Chief Executive Officer of Park City Capital, LLC	Yes	October 2013	Audit Compensation Nominating
Brent Morrison	41	Interim Chief Executive Officer and Managing Director of Zuma Capital Management LLC	No	October 2014
David A. Tenwick **	79	Founder of the Company and independent business consultant	Yes	August 1991	Audit Compensation Nominating

* Lead Independent Director
** Independent Director

For additional information about the director nominees and their experience, qualifications and skills, see “Board of Directors - Directors and Director Nominees.” For arrangements regarding the directors’ service as directors, see “Board of Directors - Arrangements with Directors Regarding Election/Appointment.”

Required Vote
Each director will be elected by a plurality of the votes cast. The three director nominees receiving the greatest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” the election to the Board of the three director nominees named above to serve until the 2018 Annual Meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If any director nominee is unable to serve, then proxies may be voted for a substitute nominee selected by the Board. The Board has no reason to believe that any director nominee will not be able to serve if so elected.

The Board recommends a vote “FOR” the election to the Board of each of the three director nominees named above.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview
The Audit Committee of the Board (the “Audit Committee”) has authority to retain and terminate the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017. The Audit Committee considered a number of factors in determining to appoint KPMG as our independent registered public accounting firm, including the firm’s professional qualifications and resources, past performance, expertise in our industry, tenure and capability in handling the breadth and complexity of our business.
Although shareholder ratification of the appointment of KPMG is not required, the Audit Committee and the Board are submitting the selection of KPMG for ratification to obtain the view of the shareholders with respect to this matter. If the shareholders do not ratify the appointment of KPMG, then the Audit Committee will evaluate whether to select a different independent auditor. For a description of the fees paid to KPMG, see “Audit Committee Matters - Fees and Services of Our Independent Registered Accounting Firm.”
Representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
Required Vote
Approval of this Proposal 2 requires that the votes cast “FOR” this Proposal 2 exceed the votes cast “AGAINST” this Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. Unless otherwise instructed, the Proxy Holders will vote the proxies held by them “FOR” this Proposal 2.

The Board recommends a vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2017.

GOVERNANCE
Board Structure
Our Articles and Bylaws provide the Board with flexibility to select the appropriate leadership structure for the Company. The Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined or whether the Chairman of the Board should be a management or a non-management director.
William McBride, III, served as our Chief Executive Officer and Chairman of the Board from October 2014 and until he separated from the Company on April 17, 2017. Since such date, the Board has not appointed a new Chairman of the Board. Allan J. Rimland served as our Chief Executive Officer from Mr. McBride’s separation from the Company until Mr. Rimland resigned effective October 17, 2017. Since October 18, 2017, Mr. Morrison has served as our Interim Chief Executive Officer.
Mr. Fox serves as the Lead Independent Director of the Board (the “Lead Independent Director”). As the primary interface between management and the Board, the Lead Independent Director provides a valuable counterweight to a combined Chairman and Chief Executive Officer role (when one exists) and serves as a key contact for the independent directors, thereby enhancing the Board’s independence from management. The Lead Independent Director’s responsibilities include as applicable, among other things:

•	Consulting with the Chairman of the Board (or the Chief Executive Officer, if there is no Chairman of the Board) regarding the agenda for Board meetings;

•	Scheduling and preparing agendas for meetings of non-management directors;

•	Presiding over meetings of non-management directors and executive sessions of meetings of the Board from which employee directors are excluded;

•	Acting as principal liaison between non-management directors and the Chairman of the Board (or the Chief Executive Officer, if there is no Chairman of the Board) on sensitive issues; and

•	Raising issues with management on behalf of the non-management directors when appropriate.

The Board employs a number of corporate governance measures to provide an appropriate balance between the respective needs for the operational and strategic leadership provided by management directors, on one hand, and the oversight and objectivity of independent directors, on the other. These corporate governance measures include having a Lead Independent Director with the responsibilities described above, having all of our standing Board committees consist entirely of independent directors, and having each independent director serve on Board committees. Further: (i) all directors play an active role in overseeing the Company’s business both at the Board and committee levels; (ii) directors have full and free access to members of management; and (iii) each of the Board committees has the authority to retain independent financial, legal or other experts as it deems necessary. Also, the Lead Independent Director holds separate executive sessions of non-management directors and independent directors as he deems necessary.
The Board believes that not having a Chairman of the Board is the most appropriate leadership structure for the Company at this time because of the small size of the Board and because the Board is currently conducting a search for a new Chief Executive Officer. In connection with selecting a new Chief Executive Officer, the Board may determine to change the Board leadership structure.

Independence of Directors and Director Nominees
On January 1, 2016, the Board consisted of the following directors: Mr. McBride (separated from the Company on April 17, 2017), Mr. Rimland (resigned effective October 17, 2017), and Messrs. Fox, Knaup, Morrison and Tenwick. Mr. Szames was appointed to the Board on May 1, 2017.
The NYSE American listing standards for smaller reporting companies require that at least 50% of the members of a listed company’s board of directors qualify as “independent,” as defined under NYSE American rules and as affirmatively determined by the company’s board of directors. After review of all the relevant transactions and relationships between each director (and his family members) and the Company, senior management and our independent registered public accounting firm, the Board affirmatively determined that, at all times during the year ended December 31, 2016, and through the date of this proxy statement, the following directors (while serving as such) were independent within the meaning of applicable NYSE American rules: Messrs. Fox, Knaup, Tenwick, Morrison and Szames, except that Mr. Morrison ceased being independent upon his appointment as Interim Chief Executive Officer on October 18, 2017.
For purposes of determining the independence of Mr. Fox, the Board considered: (i) the participation by an affiliate of Mr. Fox in a private placement transaction of convertible promissory notes issued by us in April 2015, with conversion prices at least equal to the greater of the book or market value of the common stock at the time we entered into a definitive agreement to issue such notes; and (ii) the letter agreement, dated October 1, 2013, among the Company, Mr. Fox and an affiliate of Mr. Fox regarding his service as a director. See “Board of Directors - Arrangements with Directors Regarding Election/Appointment” and “Certain Relationships and Related Party Transactions - Related Party Transactions - Park City Capital.”
Director Nomination Process
With respect to the director nomination process, the Nominating Committee’s responsibilities include reviewing the size and overall composition of the Board and recommending changes to the Board; identifying and recommending to the Board qualified individuals to become Board members; making recommendations to the Board with respect to retirement arrangements or policies for Board members; monitoring and reviewing any issues relating to the independence of directors; considering director candidates recommended by shareholders; assisting the Board in developing processes and procedures for evaluating Board nominees recommended by shareholders; and recommending to the Board directors to be elected by the Board to fill vacancies.
The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. Director candidates will be evaluated based on their financial literacy, business acumen and experience, independence for purposes of compliance with SEC rules and the NYSE American listing standards and their willingness, ability and availability for service, as well as other criteria established by the Nominating Committee. The Nominating Committee believes that continuity in leadership maximizes the Board’s ability to exercise meaningful oversight. Because qualified incumbent directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director, the Nominating Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in meetings of the Board and its committees.
The Nominating Committee will consider the recommendations of shareholders regarding potential director candidates. Any shareholder who wishes to have the Nominating Committee consider a candidate for election by the Board is required to give written notice of his or her intention to make such a nomination. For a description of the procedures required to be followed for a shareholder to nominate a potential director candidate, see “Additional Information - Procedures for Business Matters and Director Nominations for Consideration at the 2018 Annual Meeting.” A proposed nomination that does not comply with these procedures will not be considered by the Nominating

Committee. There are no differences in the manner in which the Nominating Committee considers or evaluates director candidates it identifies and director candidates who are recommended by shareholders.
Board Diversity
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the members of the Nominating Committee will consider and discuss diversity, among other factors, with a view toward the role and needs of the Board as a whole. When identifying and recommending director nominees, the members of the Nominating Committee generally will view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a Board that best serves the needs of the Company and its shareholders.
Risk Oversight
The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of the Board’s risk oversight and method for determining what constitutes an appropriate level of risk for us. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from an outside consultant. The Nominating Committee’s risk oversight responsibilities include recommending qualified nominees to be elected to the Board by our shareholders, reviewing and assessing periodically our policies and practices on corporate governance, and overseeing an annual evaluation of the Board. In addition, in setting compensation, the Compensation Committee strives to create a combination of short-term and longer-term incentives that encourage a level of risk-taking behavior consistent with our business strategy.
Code of Ethics
We have adopted a written code of conduct, our Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions). Our Code of Business Conduct and Ethics is available in the corporate governance subsection of the Investors page of our website at www.regionalhealthproperties.com and also may be obtained, without charge, by contacting the Corporate Secretary, Regional Health Properties, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.
Communication with the Board and its Committees
The Board welcomes communications from shareholders. Shareholders may send communications to the Board, any of its committees or one or more individual directors, in care of the Corporate Secretary, Regional Health Properties, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024. Any correspondence addressed to the Board of Directors, any of its committees or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.

BOARD OF DIRECTORS
Directors and Director Nominees
Set forth below is, as of the date of this proxy statement, certain biographical information for each of our three director nominees, as well as a description of the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that each individual should serve as a director.
Michael J. Fox. Mr. Fox, age 40, has served as a director since October 2013 and Lead Independent Director since April 2015. Mr. Fox is the Chief Executive Officer of Park City Capital, LLC (“Park City”), a value-oriented investment management firm he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan in New York, most recently as Vice President and Senior Business Services Analyst. As J.P.Morgan’s Senior Business Services Analyst, Mr. Fox headed the firm’s Business Services equity research group from 2005 to 2008.  From 2000 to 2005 Mr. Fox was a member of J.P.Morgan’s Leisure equity research group, which was consistently recognized by Institutional Investor’s All America Research Team.  Mr. Fox also serves on the board of directors of Resonant Inc.  Mr. Fox’s expertise and background in the financial and equity markets and his involvement in researching the commercial real estate industry provide experience that the Board considers valuable.
Brent Morrison. Mr. Morrison, age 41, has served as a director since October 2014 and Interim Chief Executive Officer since October 18, 2017. Mr. Morrison is currently the Managing Director of Zuma Capital Management LLC, a position he has held since 2012. Prior thereto, Mr. Morrison was a Research Analyst for Wells Fargo Advisors from 2012 to 2013, the Senior Research Analyst at the Strome Group, a private investment firm, from 2009 to 2012, a Research Analyst at Clocktower Capital, LLC, a global long/short equity hedge fund based in Beverly Hills, California, from 2007 to 2009 and a Vice President of Wilshire Associates, a financial consulting firm, from 1999 to 2007. Mr. Morrison also served on the board of directors of iPass Inc., which provides global enterprises and telecommunications carriers with cloud-based mobility management and Wi-Fi connectivity services, from May 2015 to June 2016. Mr. Morrison’s expertise and background in the financial and equity markets provide experience that the Board of Directors considers valuable.
David A. Tenwick.  Mr. Tenwick, age 79, is our founder and has served as a director since our organization was founded in August 1991. Mr. Tenwick also served as Chairman of the Board from our founding until March 2015, and as the Company’s Interim Chief Executive Officer and President from June 1, 2014 to November 1, 2014. Prior to our founding, Mr. Tenwick was an independent business consultant from 1982 to 1990. In this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company. From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded. Nucorp Energy was a public company that invested in oil and gas properties and commercial and residential real estate. Prior to founding Nucorp Energy, Mr. Tenwick was an enforcement attorney for the SEC. Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio. Mr. Tenwick’s tenure with the Company and legal and business background provide experience that the Board considers valuable.

Set forth below, as of the date of this proxy statement, is certain biographical information for Messrs. Knaup and Szames, who are current directors but not standing for re-election at the Annual Meeting. Accordingly, their term as directors will end at the Annual Meeting.

Thomas W. Knaup. Mr. Knaup, age 69, has served as a director since October 14, 2015. From November 2014 through September 2015, Mr. Knaup provided certain insurance-related consulting services to the Company. Since 2004, Mr. Knaup has worked as a private real estate investor. Prior to that, Mr. Knaup was employed for approximately twelve years with Aon, California (a division of Aon Corporation, a global professional services firm specializing in risk management, insurance and reinsurance brokerage), where he held positions of increasing responsibility, including Senior Vice President. Mr. Knaup has over 30 years of experience in the insurance brokerage business and has developed a strong expertise in the long-term care industry. Mr. Knaup’s expertise and background in the insurance and long-term care industries and his work in the field of real estate investment provide experience that the Board considers valuable.
Brian Szames. Mr. Szames, age 58, has served as a director since May 2017. Since Mr. Szames retirement from Macy's, Inc. (formerly known as Federated Department Stores, Inc.) in March, 2016, Mr. Szames has served as the Managing Principal at BMS Advisors, LLC, a consulting and financial advisory firm. Mr. Szames joined Macy’s predecessor company in July 1999 and managed a variety of financial functions, most recently serving as Group Vice President and Treasurer. In that capacity, he managed multi-billion dollar debt and investment portfolios, and was responsible for the company's corporate and international finance activities, capital structure and business plan development, pension and corporate investments, financial risk management, and cash management. Mr. Szames currently serves on the Board of Directors of a diversified value-add real estate fund and, prior to Macy's, his previous roles included serving as Vice President & Treasurer at Fingerhut Companies, Inc. (a NYSE listed company acquired by Federated in 1999), Vice President & Treasurer at Footstar, Inc. (a NYSE spin-off company from Melville) from 1996 to 1998, and Assistant Treasurer at Melville Corporation (now known as CVS Healthcare) from 1992 to 1996. Mr. Szames’ knowledge and experience in corporate finance, capital markets, investments, liability management and real estate provide experience that the Board of Directors considers valuable.

Arrangements with Directors Regarding Election/Appointment
On October 1, 2013, we entered into a letter agreement (the “Fox Agreement”) with Park City Capital, LLC (“Park City”) and Mr. Fox pursuant to which the Board appointed Mr. Fox as a director of the Company effective October 23, 2013 to serve until the 2013 Annual Meeting, we included Mr. Fox in our slate of nominees for election as a director at the 2013 Annual Meeting of Shareholders and we caused the re-election of Mr. Fox to the Board as a director at such meeting.
Pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board as a nominee of the Board, Park City shall take such action as may be required so that all of the capital stock of the Company which is entitled to vote generally in the election of directors (the “Voting Securities”) and is beneficially owned by Park City, or any person who, within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is “controlling,” “controlled by” or “under common control with” Park City (the “Park City Group”), is voted in favor of each of the Board’s nominees to the Board at any and all meetings of our shareholders or at any adjournment or postponement thereof or in any other circumstance in connection with which a vote, consent or other approval of holders of Voting Securities is sought with respect to the election of any nominee to the Board.
In addition, for so long as Mr. Fox serves on the Board as a nominee of the Board, Park City will not do or agree or commit to do (or encourage any other person to do or agree or commit to do) and will not permit any member of the Park City Group or any affiliate or associate thereof to do or agree or commit to do (or encourage any other person to do or agree or commit to do) any of the following:
(i)  solicit proxies or written consents of shareholders with respect to any Voting Securities, or make, or in any way participate in, any solicitation of any proxy to vote any Voting Securities (other than as conducted by us), or become a participant in any election contest with respect to us;
(ii)  seek to call, or request the call of, a special meeting of shareholders or seek to make, or make, any shareholder proposal at any meeting of shareholders that has not first been approved in writing by the Board;
(iii)  make any request or seek to obtain, in any fashion that would require public disclosure by us, Park City or their respective affiliates, any waiver or amendment of any provision of the Fox Agreement or take any action restricted thereby; and
(iv)  except as permitted by the Fox Agreement, make or cause to be made any statement or announcement that constitutes an ad hominem attack on us or our officers or directors in any document or report filed with or furnished to the SEC or any other governmental agency or in any press release or other publicly available format.

Furthermore, pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board as a nominee of the Board, Mr. Fox agrees to comply with all applicable policies and guidelines of the Company and, consistent with his fiduciary duties and his obligations of confidentiality as a member of the Board, to refrain from communicating to anyone any nonpublic information about us that he learns in his capacity as a member of the Board (which agreement shall remain in effect after Mr. Fox leaves the Board). Notwithstanding the foregoing, Mr. Fox may communicate such information to any member of the Park City Group who agrees to be bound by the same confidentiality restrictions applicable to Mr. Fox, provided that Mr. Fox shall be liable for any breach of such confidentiality by any such member. In addition, Mr. Fox has confirmed that each of the other members of the Park City Group has agreed not to trade in any of our securities while in possession of any nonpublic material information about us if and to the extent doing so would be in violation of applicable law or, without the prior written approval of the Board, to trade in any of our securities during any blackout period imposed by us.
Committees of the Board
The Board has three standing committees that assist it in carrying out its duties - the Audit Committee, the Compensation Committee and the Nominating Committee.
Each member of the Audit Committee, the Compensation Committee and the Nominating Committee is independent under the listing standards of the NYSE American. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on the Investors page of our website at www.regionalhealthproperties.com and may also be obtained, without charge, by contacting the Corporate Secretary, Regional Health Properties, Inc., 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024. The following chart shows the membership of our standing committees, as of the date of this proxy statement.

Name	Audit Committee	Compensation Committee	Nominating Committee
Michael J. Fox	√	√	√
Thomas Knaup*	–	√	Chair
Brent Morrison	–	–	–
Brian Szames*	Chair	–	–
David A. Tenwick	√	Chair	√
* Messrs. Knaup and Szames will cease serving on the Board effective with the Annual Meeting
Audit Committee. The Audit Committee was established in accordance with Section 3(e)(58)(A) of the Exchange Act. The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor’s audit plans, reviews and reports upon various matters affecting the independence of the independent auditors and reviews with the independent auditors the results of the audit and management’s responses. The Board has determined that Mr. Szames qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and that he is independent for purposes of the NYSE American rules with respect to audit committee members.
Compensation Committee. The Compensation Committee is responsible for establishing our compensation plans. The Compensation Committee’s duties include the development with management of benefit plans for our employees and the formulation of bonus plans and incentive compensation packages. The Compensation Committee approves the compensation of each senior executive and each member of the Board. In approving the compensation of each senior executive (other than the Chief Executive Officer), the Compensation Committee may consider recommendations made by the Chief Executive Officer. The Compensation Committee is also charged with the oversight of compensation plans and practices for all employees of the Company. The Compensation Committee relies upon data made available for the purpose of providing information on organizations of similar or larger scale engaged in similar activities. The purpose of the Compensation Committee’s activity is to assure that our resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.
Nominating Committee. The Nominating Committee is responsible for evaluating and recommending to the Board qualified nominees for election as directors and qualified directors for committee membership, establishing evaluation procedures and conducting an annual evaluation of the performance of the Board, developing corporate governance principles, recommending those principles to the Board and considering other matters pertaining to the size and composition of the Board.
Director Attendance at Board, Committee and Annual Shareholder Meetings
During 2016, the Board held thirteen meetings in person or telephonically and took action by written consent thirteen times, and the Audit Committee, Compensation Committee and Nominating Committee held four, zero and one meeting(s) in person or telephonically, respectively. Each director attended at least 75%, collectively, of the meetings of the Board and its committees on which he served during 2016. In addition, each director attended the 2016 Annual Meeting of Shareholders except for Mr. Knaup. Directors are expected to make reasonable efforts to attend the Company’s annual meeting of shareholders.

DIRECTOR COMPENSATION
Director Compensation and Reimbursement Arrangements
In January 2016, the Board and the Compensation Committee approved the Company’s director compensation plan for the year ended December 31, 2016. Pursuant to this plan, 2016 director fees for non-employee directors were set at $75,000, payable in restricted stock awards granted pursuant to the Company’s 2011 Stock Incentive Plan (the “2011 Plan”). In accordance with this plan, on January 27, 2016, the Company granted to each of Messrs. Fox, Morrison and Tenwick a restricted stock award of 36,232 shares of common stock, which vests as to one-third of the shares on each of January 1, 2017, January 1, 2018 and January 1, 2019.
On December 16, 2016, the Board and the Compensation Committee approved the Company’s director compensation plan for the year ending December 31, 2017. Pursuant to this plan, 2017 director fees for non-employee directors were set at $75,000, payable as follows: (i) $37,500 payable in cash; and (ii) $37,500 payable in restricted stock granted pursuant to the 2011 Plan. In accordance with this plan, the Company paid the cash portion of the 2017 director fees in January 2017 and granted to each of Messrs. Fox, Morrison, Tenwick and Knaup, on December 16, 2016, a restricted stock award of 24,510 shares of common stock, which vests as to one-third of the shares on each of January 1, 2018, January 1, 2019 and January 1, 2020.
In addition, the Board and Compensation Committee also granted to Mr. Knaup a restricted stock award of 10,212 shares of common stock, which vests as to one-third of the shares on each of January 1, 2018, January 1, 2019 and January 1, 2020. The award was granted on December 16, 2016 and was awarded in respect of two and one-half months of service on the Board in 2015 for which Mr. Knaup had not been previously compensated.
On April 28, 2017, the Board and the Compensation Committee granted to Mr. Szames, in connection with his appointment to the Board on April 28, 2017, 23,364 shares of restricted common stock, which vest as to one-third of the shares on each of January 1, 2018, January 1, 2019 and January 1, 2020, and paid $25,000 in cash to Mr. Szames. The award and cash payment represent prorated director compensation in respect of Mr. Szames’s service on the Board during 2017.
In addition, each director also received, or will receive, an additional $1,000 per in-person Board meeting attended during the year ended December 31, 2016 and the year ending December 31, 2017. Non-employee directors are also reimbursed for travel and other out-of-pocket expenses for travel in connection with their duties as directors.
Director Compensation Table
The following table sets forth information regarding compensation paid to our non-employee directors for the year ended December 31, 2016. Directors who are employed by us do not receive any compensation for their activities related to serving on the Board.

Name	Fees earned or paid in cash	Stock awards(1)	Option awards(2)	Non‑equity incentive plan compensation	Change in pension value and non- qualified deferred compensation earnings	All other compensation (3)	Total
	$	$	$	$	$	$	$
Michael J. Fox	4,000	75,000 (2)	—	—	—	1,240	80,240
Thomas Knaup	4,000	90,624 (4)	—	—	—	—	94,624
Brent Morrison	4,000	75,000 (2)	—	—	—	1,162	80,162
David A. Tenwick	4,000	75,000 (2)	—	—	—	8,102	87,102

(1)
The amounts set forth reflect the full aggregate grant date market value of the awards granted January 27, 2016 for 2016 director compensation. For a description of the assumptions used to determine fair value, see Note 13- Stock Based Compensation to our audited consolidated financial statements included in the 2016 Annual Report.

(2.)
Represents a restricted stock grant of 36,232 shares of common stock with a grant price of $2.07 per share which vests as to one-third of the shares on January 1, 2018, January 1, 2019 and January 1, 2020.

(3.)	The amounts set forth reflect amounts reimbursed for travel and other out-of-pocket expenses in connection with their duties as directors.

(4.)
Represents: (i) a restricted stock award of 22,866 shares of common stock with a grant price of $3.28 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of October 21, 2015, previously reported for the year ended December 31, 2015; and (ii) a restricted stock award of 10,212 shares of common stock with a grant price of $1.53, which vests as to one-third of the shares on each of January 1, 2018, January 1, 2019 and January 1, 2020. The award was granted on December 16, 2016 and was awarded in respect of two and one-half months of service on the Board in 2015 for which Mr. Knaup had not been previously compensated.

The number of outstanding exercisable and unexercisable options and warrants, and the number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2016 are shown below:

	As of December 31, 2016
	Number of Shares Subject to Outstanding Options or Warrants		Number of Shares of Unvested Restricted Stock
Director	Exercisable	Unexercisable

Michael J. Fox (1)	56,244	17,288	60,742
Thomas Knaup	—	—	15,244
Brent Morrison	34,576	17,288	49,966
David A. Tenwick	27,778	—	67,153
(1) Excludes 328,418 shares subject to outstanding, exercisable warrants purchased by an affiliate of Mr. Fox unrelated to equity compensation.

EXECUTIVE COMPENSATION
Executive Officers
The following table sets forth certain information with respect to our current executive officers as of the date of this proxy statement. Our executive officers serve at the discretion of the Board, subject to applicable employment arrangements or agreements. See “Executive Compensation - Employment Arrangements With Current Officers.”

Name	Age	Position
Brent Morrison	41	Interim Chief Executive Officer
E. Clinton Cain	37	Interim Chief Financial Officer, Senior Vice President, Chief Accounting Officer and Controller

E. Clinton Cain. Mr. Cain, age 37, has served as our Interim Chief Financial Officer since October 18, 2017 and as our Senior Vice President, Chief Accounting Officer and Controller since February 2016. Mr. Cain has previously served as Vice President of Finance at the Company beginning September 2014, before which time he worked as a Senior Financial Analyst at the Company beginning in June 2011. Prior to joining the Company, Mr. Cain worked as an audit associate at Habif, Arogeti & Wynne, LLP, in Atlanta, Georgia, and Huber, Erickson, and Bowman, LLC, in Salt Lake City, Utah, both certified public accounting firms. Mr. Cain is a Certified Public Accountant and has a Master of Accounting from the University of Utah and a B.S. in Accounting from Brigham Young University.
For biographical information for Mr. Morrison, see “Board of Directors – Directors and Director Nominees.”
Executive Compensation Tables
Summary Compensation Table. The following table sets forth the compensation paid to, earned by or accrued for our principal executive officer and our other most highly compensated executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2016 (collectively, our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William McBride, III, Chairman, and Chief Executive Officer (principal executive officer) *	2016	300,000	—	—	—	—	—	—	300,000
	2015	300,000	30,000	285,497 (2)	60,000 (3)	—	—	614,218 (4)	1,289,715
Allan J. Rimland, Director, President,Chief Financial Officer and Corporate Secretary (principal financial officer) **	2016	250,000	—	—	—	—	—	69,557 (5)	319,557
	2015	187,500	25,000	575,000 (6)	284,273 (7)	—	—	211,967 (8)	1,283,740
E. Clinton Cain, Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer) ***	2016	120,000	11,500	—	—	—	—	—	131,500
	2015	—	—	—	—	—	—	—	—
*Mr. McBride served as the Company’s Chairman and Chief Executive Officer (and principal executive officer) from October 2014 and until he separated from the Company on April 17, 2017. Mr. Rimland commenced serving as the Company’s Chief Executive Officer (and principal executive officer) upon such separation.

**Mr. Rimland served as the Company’s Chief Financial Officer (and principal financial officer) from April 2015, and as the Company’s Chief Executive Officer (and principal executive officer) from Mr. McBride’s separation, until Mr. Rimland resigned effective October 17, 2017. Mr. Morrison, a director of the Company, commenced serving as the Company’s Interim Chief Executive Officer (and principal executive officer) on October 18, 2017.
*** Mr. Cain commenced serving as the Company’s Interim Chief Financial Officer (and principal financial officer) on October 18, 2017.

(1)
The amounts set forth above reflect the full aggregate grant date fair value of the award. See Note 13 - Stock Based Compensation to our audited consolidated financial statements included in the 2016 Annual Report for a description of the assumptions used to determine fair value.

(2)
Represents: (i) a restricted stock award of 50,000 shares of common stock with a grant price of $4.01 per share, which vests with respect to one-third of such shares on October 10, 2015, October 10, 2016 and October 10, 2017; (ii) a restricted stock award of 6,157 shares of common stock with a grant price of $4.06 per share, which vested immediately on the grant date of May 12, 2015; and (iii) a restricted stock award of 28,986 shares of common stock with a grant price of $2.07 per share, which vested immediately on the grant date of January 27, 2016.

(3)	Represents a five-year option to purchase 77,186 shares of common stock with an exercise price of $2.07 per share, which vested immediately on the grant date of January 27, 2016.

(4)
Represents: (i) payments in the amount of $456,816 to Mr. McBride in respect of the taxes owed by Mr. McBride related to a restricted stock award of 50,000 shares of common stock granted January 1, 2015 and the vesting of 50,000 shares of restricted stock granted on October 10, 2014; (ii) dividends in the amount of $29,000, with respect to equity compensation awards of common stock outstanding at the record dates during 2015; and (iii) payments in the amount of $128,402 to Mr. McBride in respect of the taxes owed by Mr. McBride related to the vesting of 50,000 shares of common stock on October 10, 2016 under a restricted stock award of 150,000 shares of common stock granted on October 10, 2014. Pursuant to Mr. McBride’s employment agreement, the Company agreed to pay all taxes owed in connection with such grants.

(5)	Represents commuting expenses reimbursed by the Company.

(6)
Represents: (i) a restricted stock award of 125,000 shares of common stock with a grant price of $4.20 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of April 1, 2015; and (ii) a restricted stock award of 24,155 shares of common stock with a grant price of $2.07 per share, which vested immediately on the grant date of January 27, 2016.

(7)
Represents: (i) a ten-year warrant to purchase 275,000 shares of common stock with an exercise price of $4.25 per share, which vests with respect to one-third of such shares on each of the first, second and third anniversaries of the grant date of April 1, 2015; and (ii) a five-year option to purchase 64,321 shares of common stock with an exercise price of $2.07 per share, which vested immediately on the grant date of January 27, 2016.

(8)
Represents: (i) a payment of approximately $20,000 for consulting services provided by Mr. Rimland prior to his employment with the Company; (ii) insurance costs of $15,283 reimbursed by the Company pursuant to Mr. Rimland’s employment agreement; (iii) certain business-related and commuting expenses reimbursed by the Company of approximately $64,320; (iv) dividends in the amount of $20,625, with respect to equity compensation awards of common stock outstanding at the record dates during 2015; and (v) payments in the amount of $91,739 to Mr. Rimland in respect of the taxes owed by Mr. Rimland related the vesting of 41,666 shares of common stock on April 1, 2016 under a restricted stock award of 125,000 shares of common stock granted April 1, 2015. Pursuant to Mr. Rimland’s employment agreement, the Company agreed to pay all taxes owed in connection with such grants.

Outstanding Equity Awards at Fiscal Year-End Table. The Outstanding Equity Awards at Fiscal Year-End table below sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2016:

	OPTION AWARDS						STOCK AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)— Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Stock that is Not Vested	Equity Incentive Plan Award: Total Number of Unearned Shares, Units or Other Rights that have Not Vested		Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
William McBride III, Chairman and Chief Executive Officer (principal executive officer)*	200,000	100,000	(1)	—	$4.49	10/10/2024	—	—	50,000	(2)	$73,000
	77,186	—		—	$2.07	1/27/2021	—	—	16,667	(3)	$24,333
Allan J. Rimland, Director, Chief Executive Officer, President, Chief Financial Officer and Corporate Secretary (principal financial officer)**	91,666	183,334	(4)	—	$4.25	4/1/2025	—	—	83,334	(5)	$121,667
	64,321	—		—	$2.07	1/27/2021
E. Clinton Cain, Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)***	3,150	—		—	$3.93	3/16/2017	—	—	5,195	(6)	$7,584
	4,500	—		—	$4.30	4/17/2023
*Mr. McBride served as the Company’s Chairman and Chief Executive Officer (and principal executive officer) from October 2014 and until he separated from the Company on April 17, 2017. Mr. Rimland commenced serving as the Company’s Chief Executive Officer (and principal executive officer) upon such separation.
** Mr. Rimland served as the Company’s Chief Financial Officer (and principal financial officer) from April 2015, and as the Company’s Chief Executive Officer (and principal executive officer) from Mr. McBride’s separation, until Mr. Rimland resigned effective October 17, 2017. Mr. Morrison, a director of the Company, commenced serving as the Company’s Interim Chief Executive Officer (and principal executive officer) on October 18, 2017.
*** Mr. Cain commenced serving as the Company’s Interim Chief Financial Officer (and principal financial officer) on October 18, 2017.

(1)	Warrant vests on the following schedule: 100,000 shares on October 10, 2017.

(2)	Restricted shares vest on the following schedule: 50,000 shares on October 10, 2017.

(3)	Restricted shares vest on the following schedule: 16,667 shares on October 10, 2017.

(4)	Warrant vests on the following schedule: 91,667 shares on April 1, 2017, and 91,667 shares on April 1, 2018.

(5)	Restricted shares vest on the following schedule: 41,667 shares on April 1, 2017, and 41,667 shares on April 1, 2018.

(6)	Restricted shares vest on the following schedule: 2,597 shares on December 31, 2017, and 2,598 shares on December 31, 2018.

Employment Arrangements With Current Officers
The Compensation Committee has not yet made any determination with respect to compensation for Messrs. Morrison and Cain in respect of their service as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively.

On February 4, 2016, the Board approved Mr. Cain as the Company’s Senior Vice President, Chief Accounting Officer and Controller. On February 8, 2016, the Company and Mr. Cain agreed that, in the event that Mr. Cain’s employment is terminated without cause, Mr. Cain will be entitled to twelve (12) months of severance pay comprised of salary continuation. For this purpose, “cause” is defined as due to negligence or misconduct in the performance of Mr. Cain’s material duties that directly results in an economic loss to us.
Arrangements With Former Officers
William McBride, III - Employment Agreement. Mr. McBride served as the Company’s Chairman and Chief Executive Officer from October 2014 and until he separated from the Company on April 17, 2017, pursuant to an employment agreement between the Company and Mr. McBride, effective October 10, 2014, as amended. Pursuant to the employment agreement, the Company employed Mr. McBride as its Chief Executive Officer on the following terms: (i) the Company paid to Mr. McBride an annual base salary of $300,000, subject to increase by the Compensation Committee of the Board; (ii) Mr. McBride was eligible to earn an annual bonus based on achievement of performance goals established by the Compensation Committee of the Board of up to 100% of his base salary; and (iii) the Company provided Mr. McBride with such other benefits as other senior executives of the Company receive. The employment agreement had an initial term of three years and was, subject to automatic consecutive renewal terms of one year unless notice of non-renewal was provided pursuant to the employment agreement.
In connection with Mr. McBride’s employment, the Company granted to Mr. McBride: (i) on October 10, 2014, 150,000 shares of restricted common stock, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (ii) on January 1, 2015, 50,000 shares of restricted common stock, which vest as to one-third of the shares on October 10, 2015, October 10, 2016 and October 10, 2017; (iii) on October 10, 2014, a ten-year warrant to purchase 300,000 shares of common stock, with an exercise price of $4.49, which vests as to one-third of the shares on each of the three subsequent anniversaries of the grant date; (iv) a restricted stock award of 28,986 shares of common stock with a grant price of $2.07 per share, which vested immediately on the grant date of January 27, 2016; and (v) a five-year option to purchase 77,186 shares of common stock with an exercise price of $2.07 per share, which vested immediately on the grant date of January 27, 2016. The awards of restricted common stock were granted under the 2011 Plan. Under the employment agreement, the Company paid to Mr. McBride an additional bonus during each applicable year to reimburse him for any state and federal income tax liability he incurred as a result of the vesting of his restricted stock awards (whether by the passage of time or upon acceleration of vesting), which bonus amount was “grossed up” to compensate Mr. McBride for the additional tax liability of such bonus.
Under Mr. McBride’s employment agreement:

•if Mr. McBride were terminated for cause, then he would receive any accrued but unpaid salary through his termination date;
•if Mr. McBride were to terminate his employment without good reason, then he would receive any accrued but unpaid salary through his termination date and any earned but unpaid bonus amounts with respect to the preceding completed fiscal year; and
•if: (i) Mr. McBride were terminated without cause; (ii) Mr. McBride were to terminate his employment for good reason; (iii) Mr. McBride were terminated in a change of control termination; or (iv) the Company were to decline to renew the employment agreement after its initial term or any subsequent term, then: (a) except in the case of a nonrenewal by the Company, Mr. McBride would receive a lump sum amount equal to $700,000 if the termination date occurred prior to October 10, 2017 and two times his then-current base salary if the termination date occurred thereafter; (b) in the case of nonrenewal by the Company, Mr. McBride would receive a lump sum amount equal to two times his then-current base salary; (c) the awards of restricted stock and the warrant granted to Mr. McBride would automatically accelerate so as to be fully vested as of his termination date; and (d) Mr. McBride would be reimbursed for monthly premiums paid by him under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months.

Under Mr. McBride’s employment Agreement, if Mr. McBride were terminated due to his death or disability, Mr. McBride (or his estate or beneficiaries, as the case may be) would receive a lump sum severance payment equal to all accrued and unpaid salary through the date of termination plus a pro-rata bonus payment amount calculated as the product of any bonus Mr. McBride would have earned for the fiscal year times a fraction representing the portion of the year he was employed prior to such termination.
For purposes of the employment agreement: (i) a termination is deemed for “cause,” only if it is based upon conviction of (or pleading guilty or nolo contendere to) a felony, material disloyalty to the Company, or Mr. McBride having engaged in unethical or illegal behavior which is of a public nature and results in material damage to the Company; (ii) “good reason” means a material diminution in Mr. McBride’s authority or responsibilities, a material change in the geographic location at which Mr. McBride must regularly perform the services to be performed by him, any other action or inaction that constitutes a material breach by the Company of the employment agreement, or, subject to certain notice and cure provisions, the failure by the Company to continue in effect any material benefit plan in which Mr. McBride participates and such failure occurs during the period commencing three months prior to a change of control (as defined in the agreement) and ending one year after a change of control; and (iii) a “change of control termination” means that, during the three months prior, or within one year after, a change of control, Mr. McBride is terminated without cause or he terminates his employment for good reason.
William McBride, III - Separation. On April 17, 2017, Mr. McBride separated from the Company and ceased serving as its Chief Executive Officer and a director, and ceased serving in all other positions he held with the Company and its subsidiaries. In connection with such separation, all unvested portions of the warrant and restricted stock awards issued to him under his employment agreement were forfeited.
On September 26, 2017, Mr. McBride and the Company entered into a Settlement Agreement and Mutual Release, effective October 4, 2017 (the “Settlement Agreement”), pursuant to which, among other things, and in lieu of any other rights or obligations under Mr. McBride’s employment agreement:

(i)	the Company paid to Mr. McBride $60,000 in cash;

(ii)	the Company issued to Mr. McBride an Unsecured Negotiable Promissory Note with an original principal amount of $300,000 (the “McBride Note”);

(iii)
Mr. McBride released the Company from all claims and liabilities, including those arising out of his employment, and his employment agreement, with the Company and his separation therefrom (but excluding claims to enforce the provisions of the Settlement Agreement, the McBride Note and the indemnification provisions under his employment agreement);

(iv)
the Company released Mr. McBride from all claims and liabilities arising out of his employment, and his employment agreement, with the Company and his separation therefrom (excluding (a) claims for intentional tortious conduct, fraud or arising out criminal misconduct other than in connection with such separation (provided such claims were not known to, or reasonably discoverable by the Company), and (b) claims to enforce the provisions of the Settlement Agreement and the restrictive covenants under the employment agreement); and

(v)	from after the effective date of the Settlement Agreement, the termination of Mr. McBride’s employment shall be deemed a resignation by Mr. McBride.

The McBride Note accrues interest at an annual rate of four percent (4%) and principal and interest is payable in 24 equal monthly installments of $13,027.42, which payments commenced on October 31, 2017 and shall end on September 30, 2019. Upon the existence and continuation of an Event of Default (as defined in the McBride Note), interest accrues at a default rate of eighteen percent (18%) per annum.

Allan J. Rimland. Mr. Rimland resigned from the Company effective October 17, 2017, after serving as its Chief Executive Officer since April 17, 2017, its Chief Financial Officer and President since April 1, 2015, and a director since October 14, 2015. Mr. Rimland served as the Company’s Chief Financial Officer and President under an employment agreement between the Company and Mr. Rimland, effective April 1, 2015, pursuant to which: (i) the Company paid to Mr. Rimland an annual base salary of $250,000, subject to increase by the Compensation Committee; (ii) Mr. Rimland was eligible to earn an annual bonus based on achievement of performance goals established by the Compensation Committee of up to 100% of his base salary; and (iii) the Company provided Mr. Rimland with such other benefits as other senior executives of the Company receive. The employment agreement had an initial term of three years and was, subject to automatic consecutive renewal terms of one year unless notice of non-renewal was provided pursuant to the employment agreement.
In connection with Mr. Rimland’s employment, the Company granted to Mr. Rimland on April 1, 2015: (i) 125,000 shares of restricted common stock, which vest as to one-third of the shares on each of the three subsequent anniversaries of the grant date; and (ii) a ten-year warrant to purchase 270,000 shares of common stock, with an exercise price of $4.25, which vests as to one-third of the shares on each of the three subsequent anniversaries of the grant date. The award of restricted common stock was granted under the 2011 Plan. Under the employment agreement, the Company paid to Mr. Rimland an additional bonus during each applicable year to reimburse him for any state and federal income tax liability he incurred as a result of the vesting of his restricted stock award (whether by the passage of time or upon acceleration of vesting), which bonus amount was “grossed up” to compensate Mr. Rimland for the additional tax liability of such bonus.
Under Mr. Rimland’s employment agreement:

•	if Mr. Rimland were terminated for cause, then he would receive any accrued but unpaid salary through his termination date;

•
if Mr. Rimland were to terminate his employment without good reason, then he would receive any accrued but unpaid salary through his termination date and any earned but unpaid bonus amounts with respect to the preceding completed fiscal year; and

•
if: (i) Mr. Rimland were terminated without cause; (ii) Mr. Rimland were to terminate his employment for good reason; (iii) Mr. Rimland were terminated in a change of control termination; or (iv) the Company were to decline to renew the employment agreement after its initial term or any subsequent term, then: (a) Mr. Rimland would receive a lump sum amount equal to two times his then current base salary; (b) the award of restricted stock and the warrant granted to Mr. Rimland would automatically accelerate so as to be fully vested as of his termination date; and (c) Mr. Rimland would be reimbursed for monthly premiums paid by him under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months.

Under Mr. Rimland’s employment Agreement, if Mr. Rimland were terminated due to his death or disability, Mr. Rimland (or his estate or beneficiaries, as the case may be) would receive a lump sum severance payment equal to all accrued and unpaid salary through the date of termination plus a pro-rata bonus payment amount calculated as the product of any bonus Mr. Rimland would have earned for the fiscal year times a fraction representing the portion of the year he was employed prior to such termination.
For purposes of the employment agreement: (i) a termination is deemed for “cause,” only if it is based upon conviction of (or pleading guilty or nolo contendere to) a felony, material disloyalty to the Company, or Mr. Rimland having engaged in unethical or illegal behavior which is of a public nature and results in material damage to the

Company; (ii) “good reason” means a material diminution in Mr. Rimland’s authority or responsibilities, a material change in the geographic location at which Mr. Rimland must regularly perform the services to be performed by him, any other action or inaction that constitutes a material breach by the Company of the employment agreement, or, subject to certain notice and cure provisions, the failure by the Company to continue in effect any material benefit plan in which Mr. Rimland participates and such failure occurs during the period commencing three months prior to a change of control (as defined in the agreement) and ending one year after a change of control; and (iii) a “change of control termination” means that, during the three months prior, or within one year after, a change of control, Mr. Rimland is terminated without cause or he terminates his employment for good reason.
Effective October 17, 2017, Mr. Rimland resigned from the Company and all unvested portions of the restricted stock award issued to him under his employment agreement became forfeited.
Retirement Programs
Our retirement programs are designed to facilitate the retirement of employees, including our named executive officers, who have performed for us over the long term. We currently maintain a 401(k) plan with a match of 50% of the first 2% of an employee’s contribution as well as non-qualified employee stock purchase program. The terms of these plans are essentially the same for all employees. Our named executive officers participate in the plans on the same basis as all other employees. We do not provide our named executive officers any special retirement benefits.

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended December 31, 2016:
The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions, and it operates under a written charter adopted by the Board. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2016, with management and KPMG, the Company’s independent registered public accounting firm for the year ended December 31, 2016. Management is responsible for the presentation and integrity of the Company’s consolidated financial statements; selecting accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting for the year ended December 31, 2016; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.
KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in the 2016 Annual Report related to KPMG’s audit of the consolidated financial statements of the Company for the year ended December 31, 2016.
The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm’s independence.
Based on the foregoing discussions with and reports of management and the independent registered accounting firm of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2016, be included in the 2016 Annual Report for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors,

Brian Szames, Chair Michael J. Fox David A. Tenwick

Fees and Services of Our Independent Registered Public Accounting Firm
Pursuant to appointment by the Audit Committee, KPMG has audited the financial statements of the Company and its subsidiaries for the years ended December 31, 2016 and 2015.
The following table sets forth the aggregate fees that KPMG billed to the Company for the years ended December 31, 2016 and 2015, respectively. All of the fees were approved by the Audit Committee in accordance with its policies and procedures.

	December 31,
(000’s)	2016	2015
Audit fees (total)(1)	$350	$470
Audit‑related fees (total)(2)	70	139
Tax fees	—	—
All other fees	—	—
Total fees	$420	$609

(1)
Audit fees include fees associated with professional services rendered by KPMG for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	Audit-related fees include fees for the audit of our HUD-financed properties and additional services related to acquisitions, registration statements and other regulatory filings.

Pre-Approval Policy
The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to completion of the audit.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Riverchase. On April 9, 2010, Riverchase Village ADK, LLC (“Riverchase”), then a wholly owned subsidiary of the Company, entered into a purchase agreement with a third party to acquire the assets of Riverchase Village, a 105-bed assisted living facility located in Hoover, Alabama. On June 22, 2010, the Company assigned to Christopher F. Brogdon (a then director of the Company, beneficial owner of more than 5% of the common stock and the Company’s former Chief Acquisition Officer) 100% of the membership interests in Riverchase (the “Assignment”). On June 25, 2010, Riverchase, then owned by Mr. Brogdon, completed the acquisition of the Riverchase Village facility. Riverchase financed the purchase of the Riverchase Village facility by borrowing from the Medical Clinic Board of the City of Hoover, Alabama the proceeds from the issuance of certain bonds with an aggregate principal amount of $6.3 million (the “Riverchase Bonds”). As part of the financing, AdCare guaranteed Riverchase’s obligations under the Riverchase Bonds.
On November 20, 2015, Riverchase sold the Riverchase Village facility to Omega Communities, LLC for a purchase price of $6.9 million. In connection with such sale, the Riverchase Bonds were repaid in full, and AdCare was released from its guaranty of Riverchase’s obligations thereunder.
Letter Agreement with Brogdon. On March 3, 2014, the Company and certain of its subsidiaries entered into a letter agreement (the “Letter Agreement”) with Mr. Brogdon and entities controlled by him, pursuant to which, among other things: (i) the parties agreed to terminate the management agreements between subsidiaries of the Company and the Brogdon entities under which the Company subsidiaries managed eight skilled nursing facilities located in Oklahoma owned by the Brogdon entities; and (ii) Mr. Brogdon executed a promissory note in favor of the Company in principal amount of $523,663, which represented amounts owed by the Brogdon entities pursuant to the management agreements and owed by GL Nursing, LLC (an entity controlled by Mr. Brogdon) to the Company in connection with the Company’s assignment to GL Nursing, LLC in May 2012 of the Company’s rights to acquire a skilled nursing facility located in Lonoke, Arkansas. The promissory note was originally payable in five equal monthly installments commencing on September 1, 2014 and ending on December 31, 2014, and did not bear interest. The promissory note provided that, upon sale of the Riverchase Village facility, the Company would receive the sales proceeds in accordance with a schedule set forth in the promissory note.
On May 15, 2014, the Company and certain of its subsidiaries entered into an amendment to the Letter Agreement (the “Letter Agreement First Amendment”), pursuant to which the Company paid $92,323 (the “Tax Payment”) to the appropriate governmental authorities of Jefferson County, Alabama, such amount representing outstanding real property taxes due on the Riverchase Village facility. The Company determined that it was in its best interests to make the Tax Payment in order to preserve the Company’s interest in the sale of the Riverchase Village facility. The parties also agreed to amend and restate the promissory note issued by Mr. Brogdon in favor of the Company to reflect a new principal amount of $615,986, which amount represents the original principal amount of the note plus the Tax Payment.
Prior to the sale of the Riverchase Village facility in November 2015, the Company made a payment in the amount of $85,000 (the “Principal Obligation”) on behalf of Riverchase with respect to its obligations under the Riverchase Bonds. On October 10, 2014, Riverchase issued a promissory note in favor of the Company in the principal amount of $177,323, which represented the amount of Tax Payment plus the Principal Obligation. The note does not bear interest and was due upon the closing of the sale of the Riverchase Village facility.
On October 10, 2014, the Company and certain of its subsidiaries entered into a second amendment to the Letter Agreement, as amended (the “Letter Agreement Second Amendment”), with Mr. Brogdon and entities controlled by Mr. Brogdon, pursuant to which, among other things: (i) the Company reduced the principal amount of the promissory note issued by Mr. Brogdon by the amount equal to $92,323 (which represents the amount of the Tax Payment) plus $255,000 (which represents an offset of amounts owed by the Company to Mr. Brogdon under his consulting agreement with the Company, which terminated in November 2015); and (ii) the parties agreed that the net sales proceeds from the sale of the Riverchase Village facility would be distributed so that any net sales proceeds shall first be paid to the Company to satisfy the $177,323 outstanding under the note issued by Riverchase to the Company.
On March 25, 2015, the Company and certain of its subsidiaries entered into a third amendment to the Letter Agreement (the “Letter Agreement Third Amendment”), with Mr. Brogdon and entities controlled by him, pursuant to which Riverchase and the Company agreed to amend the promissory note issued by Riverchase to the Company to: (i) increase the principal amount due under the promissory note issued by Riverchase to the Company by any additional real property tax payments made by the Company with respect to the Riverchase Village facility and (ii) to state that such promissory note would not bear interest.
The Letter Agreement Third Amendment amended the Letter Agreement, among other things, to provide a schedule for the payment to the Company of the net sales proceeds resulting from a sale of the Riverchase Village facility. The Letter Agreement Third Amendment required that the net sales proceeds from such sale be distributed to the Company as follows: (i) an amount sufficient to satisfy all amounts due and owing under the promissory note issued by Riverchase to the Company; (ii) one-half of the then remaining net sales proceeds; (iii) an amount sufficient to satisfy the amounts due and owing under the promissory note issued by Mr. Brogdon to the Company; and (d) the then remaining balance of net sales proceeds.
In connection with the Letter Agreement Third Amendment, the Company and Mr. Brogdon amended the promissory note issued by Mr. Brogdon to the Company to provide that principal balance plus any accrued interest under the promissory note shall be due and payable on the earlier of: (i) December 31, 2015; or (ii) the closing of the sale of the Riverchase Village facility.

On November 10, 2016, the Company and Mr. Brogdon further amended the promissory note issued by Mr. Brogdon to the Company to extend its maturity date to December 31, 2017. As a condition to such amendment, Winter Haven Homes, Inc. (“Winter Haven”), an entity owned and controlled by Mr. Brogdon, has agreed to waive payment of certain charges otherwise due and owing from the Company to Winter Haven from January 1, 2016 to July 31, 2016.
As of December 31, 2016, principal due and payable under the promissory note: (i) issued by Mr. Brogdon to the Company was $268,663; and (ii) issued by Riverchase to the Company was $95,000.
Settlement and Indemnification Agreement. On March 26, 2015, the Company and certain entities controlled by Mr. Brogdon entered into a Settlement and Indemnification Agreement with respect to: (i) certain claims made by the Brogdon entities in connection with management and administrative services provided by the Company to the Brogdon entities under various management agreements; and (ii) certain pending, or threatened, legal proceedings against the Company and certain of its subsidiaries, and Mr. Brogdon and certain entities controlled by him (collectively, and including any unasserted claims arising from the management agreements, the “Indemnified Claims”). Pursuant to such agreement, the Company contributed $600,000 towards the settlement of the litigation, which occurred in March 2015, and Mr. Brogdon and the Brogdon entities released the Company from any and all claims arising in connection with the management agreements and indemnified the Company with respect to the Indemnified Claims.
Personal Guarantor on Loan Agreements. Mr. Brogdon serves as personal guarantor on certain loan agreements entered into by the Company prior to 2015. At December 31, 2016, the total outstanding principal owed under such loan agreements was approximately $15.3 million. On March 20, 2017 the principal owed was reduced by $1.5 million through the application of restricted cash held as collateral against such loans.
Park City Capital. On April 30, 2015, the Company issued to Park City Capital Offshore Master, Ltd. (“Park City Offshore”), an affiliate of Michael J. Fox, a convertible promissory note with an aggregate principal amount of $1,000,000. The promissory note was offered to Park City Offshore on the same terms and conditions as all other investors in the offering. For a description of the terms of the notes issued in 2015, see Note 9 - Notes Payable and Other Debt to our audited consolidated financial statements included in the 2016 Annual Report.
In January 2017, the Company repurchased the $1,000,000 promissory note held by Park City Offshore pursuant to the terms of the Company’s previously announced cash tender offer for any and all of the outstanding promissory notes of the same series. For a description of the tender offer, see Note 19 - Subsequent Events to our audited consolidated financial statements included in the 2016 Annual Report.
Mr. Fox is a an affiliate of Park City Offshore, a director of the Company since October 2013, Lead Independent Director since April 1, 2015 and a beneficial owner of greater than 5% of the outstanding common stock. For a description of the arrangements between the Company and Mr. Fox regarding his service as a director, see “Board of Directors - Arrangements With Directors Regarding Appointment / Election.”
Doucet Asset Management, LLC. On June 10, 2014 and on subsequent dates, Doucet Capital, LLC, Doucet Asset Management, LLC, Christopher L. Doucet and Suzette A. Doucet jointly filed with the SEC a Schedule 13D reporting beneficial ownership of greater than 5% of the common stock.
On March 31, 2015, the Company accepted Subscription Agreements from Christopher L. Doucet and Suzette A. Doucet for convertible promissory notes issued by the Company in 2015 with an aggregate principal amount of $250,000. The promissory notes were offered to them on the same terms and conditions as all other investors in the offering. For a description of the terms of the notes issued in 2015, see Note 9 - Notes Payable and Other Debt to our audited consolidated financial statements included in the 2016 Annual Report. In January 2017, the Company repurchased the notes in aggregate principal amount of $250,000 held by Mr. and Ms. Doucet pursuant to the terms of the Company’s previously announced cash tender offer for any and all of the outstanding promissory notes of the same series. For a description of the tender offer, see Note 19 - Subsequent Events to our audited consolidated financial statements included in the 2016 Annual Report.

On January 19, 2017, Doucet Capital, LLC, Doucet Asset Management, LLC and Mr. and Ms. Doucet jointly filed with the SEC a Schedule 13D reporting beneficial ownership of less than 5% of the common stock as a result of the convertible notes repurchased by the Company pursuant to such tender offer.
William McBride, III. For a description of certain transactions with Mr. McBride, our former Chairman and Chief Executive Officer, see “Arrangements With Former Officers - William McBride, III - Separation.”
Approval of Related Party Transactions
Each of the foregoing transactions was approved by the independent members of the Board without the related party having input with respect to the discussion of such approval. In addition, the Board believes that each of the foregoing transactions was necessary for the Company’s business and is on terms no less favorable to the Company than could be obtained from independent third parties. The Company’s policy requiring that independent directors approve any related party transaction is not evidenced by writing but has been the Company’s consistent practice.

STOCK OWNERSHIP
Ownership of the Common Stock
The following table furnishes information, as of the date of this proxy statement, as to shares of the common stock beneficially owned by: (i) each person or entity known to us to be the beneficial owner of more than 5% of the common stock; (ii) each of our director nominees, directors and our named executive officers identified in “Executive Compensation - Executive Compensation Tables - Summary Compensation Table”; and (iii) our directors and executive officers as a group. As of the date of this proxy statement, there were 19,878,908 shares of the common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Outstanding Common Stock (3)
5% Beneficial Owners (Excluding Directors and Named Executive Officers):
Formidable Asset Management, LLC (4)	1,352,866	(5)	6.8%
Park City Capital, LLC (6)	1,078,418	(7)	5.4%
Christopher Brogdon (8)	1,024,670	(9)	5.2%
Connie B. Brogdon (10)	1,024,670	(11)	5.2%
Directors and Named Executive Officers:
Michael J. Fox	1,195,403	(12)	5.9%
David A. Tenwick	526,428	(13)	2.6%
Allan J. Rimland **	427,510	(14)	2.1%
William McBride, III***	413,476	(15)	2.1%
Brent Morrison	95,319	(16)	*
Tom Knaup	57,588	(17)	*
Brian M. Szames	23,364	(18)	*
E. Clinton Cain****	12,292	(19)	*
All Directors and Executive Officers as a Group:	2,751,380		13.2%
*    Less than one percent.
**    Mr. Rimland served as the Company’s Chief Financial Officer (and principal financial officer) from April 2015, and as the Company’s Chief Executive Officer (and principal executive officer) from Mr. McBride’s separation, until Mr. Rimland resigned effective October 17, 2017. Mr. Morrison, a director of the Company, commenced serving as the Company’s Interim Chief Executive Officer (and principal executive officer) on October 18, 2017.
***    Mr. McBride served as the Company’s Chairman and Chief Executive Officer (and principal executive officer) from October 2014 and until he separated from the Company on April 17, 2017. Mr. Rimland commenced serving as the Company’s Chief Executive Officer (and principal executive officer) upon such separation.
****    Mr. Cain commenced serving as the Company’s Interim Chief Financial Officer (and principal financial officer) on October 18, 2017.

(1)	The address for each of Regional’s directors and executive officers is c/o Regional Health Properties, Inc., 454 Satellite Boulevard NW, Suite 100, Suwanee, Georgia 30024.

(2)	Except as otherwise specified, each individual has sole and direct beneficial voting and dispositive power with respect to shares of the common stock indicated.

(3)	Percentage is calculated based on 19,878,908 shares of common stock outstanding as of the date of this proxy statement.

(4)	The address for Formidable Asset Management, LLC is 221 East 4th Street, Suite 2850, Cincinnati, Ohio 45202.

(5)	Based on a Schedule 13G/A filed with the SEC on February 7, 2017, Formidable Asset Management, LLC beneficially owned 1,352,866 shares of common stock with sole dispositive power of such shares.

(6)	The address for Park City is 200 Crescent Court, Suite 1575, Dallas, Texas 75201.

(7)
The information set forth in this table regarding Park City is based on a Schedule 13 D/A filed with the SEC on April 4, 2017 and other information known to the Company. Park City Capital Offshore Master, Ltd. has shared voting and dispositive power with respect to 976,168 of the shares. Park City Special Opportunity Fund, LP. has shared voting and dispositive power with respect to 102,250 of the shares. Park City has shared voting and dispositive power with respect to 1,078,418 of the shares. PCC SOF GP, LLC has shared voting and dispositive power with respect to 102,250 of the shares. Michael J. Fox has shared voting and dispositive power with respect to 1,078,418 of the shares. Park City Capital Offshore Master, Ltd. has warrants to purchase 328,418 shares of common stock. See “Board of Directors - Arrangements with Directors Regarding Election/Appointment.”

(8)	The address for Mr. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.

(9)
Includes: (i) 240,527 shares of common stock held directly by Mr. Brogdon and (ii) 784,143 shares of common stock held by Connie B. Brogdon (his spouse).Share information is based on a Form 4 filed with the SEC on December 17, 2014 and other information known to the Company.

(10)	The address for Ms. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.

(11)
Includes: (i) 240,527 shares of common stock held directly by Mr. Brogdon (her spouse) and (ii) 784,143 shares of common stock held by Ms. Brogdon. Share information is based on a Form 4 filed with the SEC on December 2, 2014 and other information known to the Company.

(12)
Includes: (i) 60,742 shares of common stock held directly by Mr. Fox; (ii) 750,000 shares of common stock held by affiliates of Mr. Fox; (iii) options to purchase 21,667 shares of common stock held directly by Mr. Fox at an exercise price of $4.06 per share; (iv) options to purchase 34,576 shares of common stock held directly by Mr. Fox at an exercise price of $3.90 per share; (v) a warrant to purchase 109,473 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $2.57 per share; (vi) a warrant to purchase 109,473 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $3.43 per share; and (vii) a warrant to purchase 109,472 shares of common stock held by an affiliate of Mr. Fox at an exercise price of $1.93 per share. See “Board of Directors - Arrangements with Directors Regarding Election/Appointment.”

(13)	Includes: (i) 498,650 shares of common stock held by Mr. Tenwick; and (ii) options to purchase 27,778 shares of common stock at an exercise price of $4.06 per share.

(14)
Includes: (i) 179,855 shares of common stock held by Mr. Rimland; (ii) warrants to purchase 183,334 shares of common stock at an exercise price of $4.25 per share; and (iii) options to purchase 64,321 shares of common stock at an exercise price of $2.07 per share.

(15)	Includes: (i) 213,476 shares of common stock held by Mr. McBride and (ii) warrants to purchase 200,000 shares of common stock at an exercise price of $4.49 per share.

(16)	Includes: (i) 60,742 shares of common stock held by Mr. Morrison; and (ii) options to purchase 34,577 shares of common stock held by Mr. Morrison at an exercise price of $3.90 per share.

(17)	Includes 57,588 shares of common stock held by Mr. Knaup.

(18)	Includes 23,364 shares of common stock held by Mr. Szames.

(19)	Includes: (i) 7,792 shares of common stock held by Mr. Cain; and (ii) options to purchase 4,500 shares of common stock held by Mr. Cain at an exercise price of $4.30 per share.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements since January 1, 2016, except that Mr. Fox filed a late report on Form 4 with respect to the disposition of the convertible promissory note issued to his affiliate by the Company in 2015.

ADDITIONAL INFORMATION
Other Business for Presentation at the Annual Meeting
The Board and management do not currently intend to bring before the Annual Meeting any matters other than those discussed in this proxy statement, nor are they aware of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of shareholders properly come before the Annual Meeting, the Proxy Holders intend to exercise the discretionary authority conferred by the proxies and vote the shares represented thereby in respect of any such other matter or business in accordance with their discretion.
2016 Annual Report
Our audited consolidated financial statements are included in the 2016 Annual Report, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549. A copy of the 2016 Annual Report (excluding exhibits) also will be furnished, without charge, by writing to the Corporate Secretary, 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.
Shareholder Proposals for Inclusion in the 2018 Proxy Statement
If any shareholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2018 Annual Meeting, then such proposal must be received by the Company not later than the close of business at 5:00 p.m., local time, on July 16, 2018, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Company’s proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. In order to allow the Company to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, shareholder proposals pursuant to Rule 14a-8 under the Exchange Act are required to be submitted to the Company’s Corporate Secretary at our principal executive offices, located at 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024.
Procedures for Business Matters and Director Nominations for Consideration at the 2018 Annual Meeting
Section 2.15 of our Bylaws sets forth the procedures which a shareholder must follow in order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at an annual or special meeting of shareholders. Set forth below is a summary of these procedures, including notice deadlines for the 2018 Annual Meeting.
Notice Requirements for Shareholder Proposals (Excluding Director Nominations). Section 2.15(a) of our Bylaws provides that no proposal for a shareholder vote (other than director nominations which are described below) shall be submitted by a shareholder (a “Shareholder Proposal”) to the Company’s shareholders unless the shareholder submitting such proposal (the “Proponent”) shall have filed a written notice which includes, among other things:

(i)
the name and business address of the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and all Persons (as defined in Section 2.15(a) of our Bylaws) acting in concert with the Proponent (or such beneficial owner), and the name and address of all of the foregoing as they appear on the Company’s books (if they so appear);

(ii)
the class and number of shares of the Company that are owned beneficially and of record by the Proponent (including each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made) and the other Persons identified in clause (i);

(iii)	a description of the Shareholder Proposal containing all material information relating thereto, including the information identified in Section 2.15(a)(iv) of our Bylaws;

(iv)
a description of any agreement, arrangement or understanding with respect to the Shareholder Proposal between or among the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(v)
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proponent or such beneficial owner, with respect to the Company’s securities;

(vi)
a representation that the Proponent is a holder of record of the capital stock of the Company entitled to vote at the meeting, will so remain at the time of the meeting, and intends to appear in person or by proxy at the meeting to propose such business;

(vii)
a representation whether the Proponent or any beneficial owner on whose behalf the Shareholder Proposal is being made intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the Shareholder Proposal or (b) otherwise to solicit proxies from shareholders in support of such Shareholder Proposal; and

(viii)
any other information relating to the Proponent and such beneficial owner, if any, required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies for the Shareholder Proposal under Section 14(a) of the Exchange Act.

The notice shall also include such other information as the Board reasonably determines is necessary or appropriate to enable it and the shareholders of the Company to consider the Shareholder Proposal. The information required by clauses (ii), (iv) and (v) above must be updated by the Proponent and each beneficial owner, if any, on whose behalf the Shareholder Proposal is being submitted not later than ten days following the record date for the meeting to disclose such information as of the record date.
The presiding officer at any shareholders’ meeting may determine that any Shareholder Proposal was not made in accordance with procedures prescribed by our Bylaws or otherwise is not in accordance with law, and if it is so determined, such officer will declare so at the meeting and the Shareholder Proposal will be disregarded. No provision of our Bylaws shall affect any rights of a shareholder to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Notice Requirements for Director Nominations. Section 2.15(b) of our Bylaws provides that only persons who are selected and recommended by the Board or the committee of the Board designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in such section, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Company entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in Section 2.15(b) of our Bylaws.
Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which, as to each individual nominated, shall set forth, among other things: (i) the name, date of birth, business address and residence address of such individual; (ii) the educational background and the business experience during the past five years of such nominee, including the information identified in Section 2.15(b) of our Bylaws; (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (iv) any directorships held by such nominee in any public reporting company or any company registered as an investment company under the Investment Company

Act of 1940; (v) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree in the proceedings described in Section 2.15(b) of our Bylaws; (vi) information regarding whether such nominee is subject to any disqualifications described in Rule 506(d)(1)(i) to (vii) under the Securities Act of 1933, as amended; (vii) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; (viii) a written statement from the shareholder making the recommendation stating why such recommended candidate meets the criteria and would be able to fulfill the duties of a director; and (ix) a written representation and agreement that (a) such nominee is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Company, with such nominee’s fiduciary duties under applicable law, (b) such nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) such nominee, in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
In addition, the Nomination Notice shall set forth, as to the Person submitting the Nomination Notice, each beneficial owner, if any, on whose behalf the nomination is made and any Person acting in concert with such Persons, among other things: (i) the name and business address of such Person; (ii) the name and address of each such Person as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company that are owned beneficially and of record by each such Person; (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such Persons, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such written notice by, or on behalf of, each such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, each such Person, with respect to securities of the Company; (vi) a representation that the Person submitting the Nomination Notice is a holder of record of stock of the Company entitled to vote at such meeting, will so remain at the time of such meeting, and intends to appear in person or by proxy at the meeting to make such nomination; (vii) a representation whether any such Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect each nominee or (b) otherwise to solicit proxies from shareholders in support of such nomination; and (viii) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to Section 14(a) of the Exchange Act.
The information required by clauses (iii), (iv) and (v) above shall be updated by the Person delivering such Nomination Notice and each beneficial owner, if any, on whose behalf the Nomination Notice is being submitted not later than ten days after the record date for the meeting to disclose such information as of the record date. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility or qualification of such proposed nominee to serve as a director of the Company. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by each nominee, shall be filed with any Nomination Notice.
If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by our Bylaws, the presiding officer will so declare to the meeting and the defective nomination will be disregarded.

Notice Deadlines. Nomination Notices and Shareholder Proposals in connection with an annual meeting shall be delivered to the Company’s Secretary at our principal executive office not less than 90 nor more than 120 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 calendar days earlier than, or 60 calendar days after, the anniversary of the previous year’s annual meeting, notice by a shareholder, to be timely, must be so received not later than: (i) the 90th day prior to the annual meeting: or (ii) if later, the close of business on the 10th day following the day on which public announcement is first made of the date of the annual meeting. Nomination Notices in connection with a special meeting at which directors are to be elected shall be delivered to the Company’s Secretary at our principal executive office not later than the close of business on: (i) the 90th day prior to such special meeting or; (ii) if later, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the fact that directors are to be elected at such meeting.
In order to submit a proposal of business for a shareholder vote or to nominate a person for election to the Board at the 2018 Annual Meeting, Shareholder Proposals and Nomination Notices in connection with such meeting must be delivered to the Company’s Secretary at the our principal executive offices, located at 454 Satellite Boulevard, Suite 100, Suwanee, Georgia 30024 no earlier than July 16, 2018 and not later than August 15, 2018.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

REGIONAL HEALTH PROPERTIES, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 19, 2017.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

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PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1 AND 2.

1. To elect the three director nominees listed below to serve until the 2018 Annual Meeting of Shareholders and until their successors are elected and qualified, or until their earlier death, resignation or removal ("Proposal 1").

	FOR	WITHHOLD
(01) Michael J. Fox	☐	☐
(02) Brent Morrison	☐	☐
(03) David A. Tenwick	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________, 2017

Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian or attorney, please give full title. Joint owners should each sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

The 2017 Proxy Statement and the 2016 Annual Report to Shareholders are available at: http://www.cstproxy.com/regionalhealthproperties/2017

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

REGIONAL HEALTH PROPERTIES, INC.

454 Satellite Boulevard
Suite 100
Suwanee, Georgia 30024

The undersigned shareholder of Regional Health Properties, Inc. (the "Company") hereby constitutes and appoints **Brent Morrison** and **E. Clinton Cain**, and each of them individually, each with full power of substitution and resubstitution, to vote the number of shares of the Company's common stock which the undersigned would be entitled to vote if personally present at the Company's 2017 Annual Meeting of Shareholders to be held on Wednesday, December 20, 2017, at Sonesta Gwinnett Place Atlanta, located at 1775 Pleasant Hill Road, Duluth, Georgia, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, upon the proposals described in the Notice of 2017 Annual Meeting of Shareholders and Proxy Statement (the "Proxy Statement"), the receipt of which is acknowledged, in the manner specified below. The above-named proxies of the undersigned are further authorized and directed to vote, in their discretion, on any adjournment or postponement of the Annual Meeting and on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted "FOR" the election of the director nominees named in Proposal 1 and "FOR" Proposal 2, and in the discretion of the proxies as to any other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side)